Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Proxy Statement/Prospectus constituting a part of this Registration Statement Amendment No. 3 on Form F-4 of our report dated June 9, 2021, relating to the financial statements of Broadstone Acquisition Corp. (as restated), which is contained in that Proxy Statement/Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 8, 2021